UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 17, 2009

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

During December 2008, the Audit Committee (the "Audit Committee"), which is composed of independent outside directors, of the Board of Directors of NutraCea (the "Company") commenced an internal review of certain matters with respect to the Company's accounting and reporting practices, including the appropriateness and/or timing of recognition of revenues from certain transactions in 2007, and the adequacy of internal control over financial reporting and disclosure controls and procedures.  The Audit Committee retained independent outside counsel and forensic accounting consultants to assist in the investigation.

As a result of the preliminary findings of the investigation, the Board of Directors of the Company has determined, based on the recommendation of the Audit Committee, that the Company should restate its financial statements for the year ended December 31, 2007, including the associated second, third and fourth fiscal quarters in 2007 and all of the quarters in 2008.  Accordingly, on February 17, 2009, the Board of Directors determined, based on the recommendation of the Audit Committee, that the Company's previously issued financial statements included in filings with the Securities and Exchange Commission for these periods should no longer be relied upon.   Similarly, related press releases, reports and shareholder communications describing the Company's financial statements for these periods should no longer be relied upon.

Based on its review to date, the Audit Committee has determined that the Company improperly recognized revenue on two transactions in 2007 with entities that are not currently customers of the Company.

The Company recognized revenue in the second quarter of 2007 on a $2.6 million sale of its Dr. Vetz PetFlex brand product with respect to which the applicable criteria for revenue recognition were not met.  Based upon facts discovered during the Audit Committee investigation, the Company has now concluded that a $1.0 million down payment received by the Company in that transaction was provided to the purchaser through a loan from a person who at the time was a consultant to and a former officer of NutraCea, and that the evidence originally relied upon to determine and support the purchaser’s ability to pay the remaining $1.6 million receivable balance was subsequently determined to be inaccurate.

The Company also determined that a $2.0 million sale of its RiceNShine product in December 2007 did not meet accounting requirements for recognition of revenue in bill and hold transactions and that the transaction should not have been recognized as revenue in the Company’s 2007 results.  However, the Company expects that the transaction and revenues from the transaction will be recognized in the Company’s results for 2008 and possibly 2009.

Based on the findings of the Audit Committee's investigation to date, the Company currently estimates that $4.6 million of the approximately $22.2 million of previously reported revenue for 2007 is expected to be affected by the restatement.  With respect to the transaction in the second quarter of 2007, approximately $2.6 million of the adjustment is not expected to be recorded as revenue.  However, with respect to the Company’s reported results for the 2007 year, when the purchaser did not pay the $1.6 million receivable balance, the Company established an $800,000 reserve against the receivable balance in the third quarter of 2007 and an additional reserve of $800,000 in the fourth quarter of 2007.  That reserve is expected to be reversed, which would reduce the Company’s reported expense for 2007 by $1.6 million.

With respect to the December 2007 transaction, the Company expects that approximately $2.0 million of the adjustment for 2007 will be reversed and will be recorded as revenue during 2008 and potentially in 2009, when the criteria for the recognition of revenue was ultimately met, resulting in an increase in reported revenue for those quarters compared to previously reported results.  The Company is still evaluating the amounts that will be recorded in those quarters.

The Company preliminarily estimates that the adjustments will also (i) increase the net loss in 2007 by approximately $1.1 million, (ii) decrease the net loss in the reported periods of 2008 and 2009 by an amount that the Company has not yet determined, and (iii) reflect a deferred liability of $1.0 million pending resolution of certain issues relating to the $1.0 million down payment provided in connection with the Dr. Vetz PetFlex transaction in the second quarter of 2007 for which the Company has determined no revenue should have been recognized.  However, as the Audit Committee's review is ongoing, this information is subject to change based upon the final findings of the investigation and completion of the audit and review of the Company's restated financial statements by its independent registered public accounting firm, and the cumulative effect of the adjustments could change in such restated financial statements.

The Company has discussed these preliminary findings and the matters disclosed in this Item 4.02(a) with Perry-Smith LLP, the Company's independent registered accounting firm.

The Company and the Audit Committee are continuing to review and assess the preliminary findings of the investigation and are also assessing the effect of the restatement on the Company's internal control over financial reporting and its disclosure controls and procedures.  Further investigation and assessment may result in additional matters that require restatement for the periods referenced above or for additional fiscal periods.  The Company will not reach a final conclusion on the restatement's effect on internal controls and disclosure controls and procedures until completion of the review and restatement process.  The Company expects to implement remediation steps in connection with the ultimate conclusion of the investigation.

The Company is working diligently to complete the restatement of its prior period financial statements.  The Company can give no assurance as to the ultimate findings of its ongoing review or the impact of these matters on the Company's results of operations or financial condition as reported for prior periods or as expected to be reported for its recently completed fiscal year.

NutraCea received a letter from the Securities and Exchange Commission (the “Commission”) in mid-January 2009 indicating that it has opened an informal inquiry, and also received a subsequent request for documents in February 2009 requesting that NutraCea voluntarily produce documents relating to a number of transactions, including the transactions mentioned above.  NutraCea is in the process of responding to the request for documents.  NutraCea voluntarily reported to the Securities and Exchange Commission that the Audit Committee was conducting an internal review of certain matters.

This Report includes “forward looking statements” that involve uncertainties and risks.  There can be no assurance that actual results will not differ from the Company’s expectations or any results expressed or implied by such forward looking statements.  Factors which could cause materially different results include, among others, the risk that the final conclusion of the Audit Comitteee’s investigation could result in a determination that the effect of the issues under review are materially greater or lesser than the Company currently believes to be the case; the risk that the investigation could take longer than expected because of unanticipated issues; the risk that these matters could adversely affect the Company’s ability to remain current in its filings with the Commission; additional issues that may arise in connection with the Audit Committee’s ongoing investigation or the audit by the Company’s independent public accounting firm; risks of damage to the Company's business and reputation arising from these matters; risks arising from the Commission's informal inquiry or other possible litigation or regulatory action;  and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A, “Risk Factors,” in the Company’s annual report on Form 10-K for the year ended December 31, 2007, and in subsequent quarterly reports on Form 10-Q.  The Company disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this report, except as required under federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: February 23, 2009	By:	/s/ Olga Hernandez-Longan
Olga Hernandez-Longan
Chief Financial Officer
(Duly Authorized Officer)